Exhibit 99.1

EXECUTION VERSION

$50,000,000

CREDIT AGREEMENT

among

IMS HEALTH INCORPORATED,
as Borrower

and

FORTIS CAPITAL CORP.,
as Lender

Dated as of June 27, 2006

i

Schedules

Schedule 1.1	Account Designation Letter
Schedule 2.1(e)	Form of Term Note
Schedule 2.4	Form of Notice of Conversion/Extension
Schedule 3.15	Material Subsidiaries
Schedule 4.1(b)	Form of Secretary’s Certificate
Schedule 4.1(f)	Form of Solvency Certificate
Schedule 6.1	Existing Liens
Schedule 8.2	Lender’s Domestic and LIBOR Lending Offices

This CREDIT AGREEMENT, dated as of June 27, 2006, is by and among IMS HEALTH INCORPORATED, a Delaware corporation (the “Borrower”) and FORTIS CAPITAL CORP. (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lender to provide a Term Loan in an aggregate principal amount equal to $50,000,000 on the terms and conditions herein provided; and

WHEREAS, the Lender is willing, on the terms and conditions hereinafter set forth, to extend such term loan and make an extension of credit pursuant thereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

Section 1.1                                   Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date, from the Borrower to the Lender substantially in the form attached hereto as Schedule 1.1.

“Affiliate” shall mean as to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, power either (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Lender as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it. If for any reason the Lender shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b)  of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect, it being understood that the Applicable Percentage for (a) Terms Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin” and (b) Term Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin”:

Level	Leverage Ratio	Alternate Base Rate Margin	LIBOR Rate Margin
I	< 1.25 to 1.0	0.00%	L + 20.00%
II	> 1.25 to 1.0 but < 2.00 to 1.0	0.00%	L + 24.50%
III	> 2.00 to 1.0	0.00%	L + 29.50%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Lender has received from the Borrower the quarterly financial information (in the case of the first three Fiscal Quarters of the Borrower) or annual financial information (in the case of the fourth Fiscal Quarter of the Borrower), and certifications required to be delivered to the Lender in accordance with the provisions of Sections 5.1(a), (b) and (c) pursuant to which the Borrower shall notify the Lender of a change in the applicable pricing level based on the financial information contained therein (each an “Interest Determination Date”). Subject to the last sentence of this definition, such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Percentages shall be set at Level III until the first Interest Determination Date to occur after the Closing Date. If the Borrower shall fail to provide the quarterly and annual financial information and certifications in accordance with the provisions of Sections 5.1(a), (b) and (c), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Lender, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Borrower Obligations” shall mean, without duplication, all of the obligations, indebtedness and liabilities of the Borrower to the Lender, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“Borrowing Date” shall mean the Closing Date.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in deposits of Dollars or Foreign Currencies, as applicable, in the London interbank market.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), (b) the acquisition or ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 35% or more of the outstanding shares of Voting Stock of the Borrower or (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

“Closing Date” shall mean the date of this Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefore.

“Commitment” shall mean the commitment of the Lender to make the Term Loan on the Closing date in an aggregate principal amount equal to the Lender’s Committed Amount.

“Committed Amount” shall mean $50,000,000.

“Consolidated Capital Expenditures” shall mean, for any period of four consecutive Fiscal Quarters, all capital expenditures of the Borrower and its Subsidiaries (including without limitation additions to computer software) on a consolidated basis for such period, all as determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period of four consecutive Fiscal Quarters, the Borrower and its Subsidiaries’ income before income taxes plus, (i) Consolidated Interest Expense, (ii) depreciation and amortization expense, (iii) income (or minus loss) from discontinued operations, (iv) charges for the in-process, research and development related to an acquisition and (v) the non-cash charges of any share based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), all as the same are or would be set forth in a statement of the income of the Borrower for such period.

“Consolidated Interest Expense” shall mean, for any period of four consecutive Fiscal Quarters, the total interest expense of the Borrower and its Subsidiaries, as the same would be set forth in a statement of income of the Borrower and its Subsidiaries for such period.

“Consolidated Total Debt” shall mean, as of any particular time and after eliminating inter-company items, all Indebtedness of the Borrower and its Subsidiaries, all as consolidated and determined in accordance with GAAP, but shall not include Hedging Agreements.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement” shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Credit Documents” shall mean this Credit Agreement, the Note(s) (if any) and all other agreements, documents, certificates and instruments delivered to the Lender by the Borrower in connection therewith.

“Default” shall mean any event which with notice, the lapse of time or both would constitute an Event of Default.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of the Lender designated as the Lender’s Domestic Lending Office shown on Schedule 8.2; and thereafter, such other office of the Lender as the Lender may from time to time specify to the Borrower as the office of the Lender at which Alternate Base Rate Loans of the Lender are to be made.

“Environmental Laws” shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection measures, including without limitation, Hazardous Materials, as now or may at any time be in effect during the term of this Credit Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower being or having been a general partner of such person.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Extension of Credit” shall mean the making of the Term Loan by the Lender.

“Extension Request” shall have the meaning set forth in Section 2.1(c).

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Final Notice Date” shall have the meaning set forth in Section 2.1(c).

“Fiscal Quarter” shall mean any quarter of a Fiscal Year.

“Fiscal Year” shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the 2005 Fiscal Year) refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

“Fixed Charge Coverage Ratio” shall mean, for any Fiscal Quarter, the ratio of (a) Consolidated EBITDA to (b) Fixed Charges as of the last day of such Fiscal Quarter.

“Fixed Charges” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, for the four Fiscal Quarters most recently concluded, the sum of (i) Consolidated Interest Expense, plus (ii) Scheduled Funded Debt Payments, plus (iii) Consolidated Capital Expenditures plus (iv) additions to computer software (to the extent not included in clause (iii)).

“GAAP” shall mean generally accepted accounting principles, applied on a basis consistent with the principles used in the preparation of the Borrower’s annual balance sheet and income statement as of and for the year ending December 31, 2005, copies of which have previously been delivered to the Lender, with such changes as may be approved by the Borrower’s independent auditors.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

“Hedging Agreements” shall mean, with respect to any Person, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Indebtedness” shall mean, as to any Person, at a particular time without duplication, (a) all indebtedness of such Person for borrowed money or on account of advances made to such person or for the deferred purchase price of property (excluding accounts payable to trade creditors for goods and services which are incurred in the ordinary course of business and on customary trade terms), in respect of which such Person is liable or evidenced by any bond, debenture, note or other instrument, (b) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder, (c) all liabilities secured by any lien on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (d) obligations under financial leases; (e) all indebtedness of others with respect to which such person has provided a guarantee or otherwise has agreed to become directly or indirectly liable; and (f) all net mark-to-market obligations under Hedging Agreements.

“Interest Determination Date” shall have the meaning assigned thereto in the definition of “Applicable Percentage”.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a)           initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending fourteen days, one, two, three, six or twelve months thereafter (in the case of twelve months, only with the prior consent of the Lender (in its sole discretion), subject to availability, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b)           thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending fourteen days, one, two, three, six or twelve months thereafter (in the case of twelve months, only with the prior consent of the Lender (in its sole discretion), as selected by the Borrower by irrevocable notice to the Lender not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions are subject to the following:

(i)            if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii)          if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan; and

(iv)          no Interest Period in respect of any Term Loan shall extend beyond the applicable Maturity Date.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Leverage Ratio” shall mean, for any Fiscal Quarter, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA as of the last day of such Fiscal Quarter.

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, either (a) the rate of interest per annum determined by the Lender (rounded upward to the nearest 1/100 of 1%) appearing on the Telerate Page 3750 (or any successor page) (or (i) such other page or service as may replace such page on such system or service for the purpose of displaying such rates and (ii) if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/100 of 1%) as the London interbank offered rate for deposits in the applicable currency at approximately 11:00 A.M. (London time), on the second full Business Day preceding the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBOR Rate Loan and for a period approximately equal to such Interest Period or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Lender or its designee is offered deposits in such currency at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of the LIBOR Rate Loan to be outstanding during such Interest Period.

“LIBOR Lending Office” shall mean, initially, the office(s) of the Lender designated as the Lender’s LIBOR Lending Office shown on Schedule 8.2; and thereafter, such other office of the Lender as the Lender may from time to time specify to the Borrower as the office of the Lender at which the LIBOR Rate Loans of the Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Lender pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financial lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Change” shall mean a material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower, individually or the Borrower and its Subsidiaries taken as a whole.

“Material Subsidiary” shall mean, as of any date of determination, any Subsidiary that (a) accounted for at least five percent (5%) of consolidated revenues of the Borrower and its

Subsidiaries, for the last Fiscal Quarter immediately preceding the date as of which any such determination is made; or (b) has assets which represent at least five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter immediately preceding the date as of which any such determination is made; all of which, with respect to clauses (a) and (b) shall be as reflected on the financial statements of the Borrower for the period, or as of the date in question.

“Maturity Date” shall mean the third anniversary of the Closing Date unless such Maturity Date is extended pursuant to Section 2.1(c), in which event, effective upon such extension becoming effective pursuant to and in accordance with the terms of Section 2.1(c), the Maturity Date shall mean the fourth anniversary of the Closing Date or the fifth anniversary of the Closing Date, as the case may be, provided that in no event shall the Maturity Date be later than the fifth anniversary of the Closing Date.

“Note” or “Notes” shall mean any promissory notes of the Borrower in favor the Lender evidencing the Term Loan, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Notice of Conversion/Extension” shall mean the written notice of conversion or extension as referenced in Section 2.4.

“Notice of Extension” shall have the meaning set forth in Section 2.1(c).

“Original Maturity Date” shall mean the third anniversary of the Closing Date.

“Participant” shall have the meaning set forth in Section 8.5(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Periodical SEC Report” shall mean any report on Form 10-K or 10-Q of the Borrower filed with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act for the most recently concluded Fiscal Year or Fiscal Quarter, as applicable.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any multi-employer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each plan for the five-year period immediately following the latest date, on which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or has an obligation to contribute to such plan.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Purchasing Lenders” shall have the meaning set forth in Section 8.5(c).

“Refusal Notice” shall have the meaning set forth in Section 2.1(c).

“Related Fund” shall mean, with respect to any Lender or other Person who invests in commercial bank loans in the ordinary course of business, any other fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by the Lender, by an Affiliate of the Lender or other Persons or the same investment advisor as the Lender or by an Affiliate of the Lender or investment advisor.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA with respect to a Plan, other than those events as to which the thirty-day notice period is waived under the regulations promulgated thereunder.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to the Borrower, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any other officer acting in a substantially similar capacity.

“Sale” means any sale, transfer, assignment, lease, conveyance, exchange, swap or other disposition.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/ offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country.

“Scheduled Funded Debt Payments” shall mean, as of any date of determination, the sum of all scheduled payments of principal by the Borrower and its Subsidiaries made on Indebtedness classified as “long-term” under GAAP for the four consecutive Fiscal Quarters prior to such date of determination.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Subsidiary” shall mean any corporation or other entity of which the Borrower owns, directly or indirectly, such number of outstanding shares or other voting interests as have more than fifty percent (50%) of the ordinary voting power for the election of directors. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” shall have the meaning set forth in Section 2.13.

“Term Loan” shall have the meaning set forth in Section 2.1(a).

“Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a “LIBOR Tranche”.

“Transferee” shall have the meaning set forth in Section 8.5(d).

“Type” shall mean, as to any Term Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

Section 1.2                                   Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3                                   Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lender; provided that, if the Borrower shall notify the Lender that it wishes to amend any covenant in Section 6.6 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lender notifies the Borrower that the Lender wishes to amend Section 6.6 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 6.6, (i) beginning after consummation of any acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Lender, and (B) Indebtedness of a target which is retired in connection with a acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) beginning after consummation of any “Sale” permitted by Section 6.3(b), (A) income statement items and other balance sheet items (whether positive or negative) attributable to the assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Lender and (B) Indebtedness of the target of an acquisition which is retired in connection with a Sale permitted by Section 6.3(b) shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1                                   Term Loans.

(a)           Term Loan Commitment. Subject to the terms and conditions set forth herein, the Lender hereby agrees to make a term loan in the principal amount equal to FIFTY MILLION DOLLARS ($50,000,000.00) (the “Term Loan”) to the Borrower on the Closing Date. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request in accordance with the Terms of this Article II; provided, however, the Term Loan made on the Closing Date or on any of the three Business Days following the Closing Date may only consist of an Alternate Base Rate Loan unless the Borrower executes a funding indemnity letter in form and substance reasonably satisfactory to the Lender. The Term Loan, or any portion of the principal amount thereof, may not be reborrowed once repaid.

(b)           Repayment. The Term Loan, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

(c)           Extended Maturity Date.

(i)            The Borrower shall be entitled to request an extension of the Maturity Date for a period of one year from the then current Maturity Date by delivering notice to the Lender requesting such extension (such notice being an “Extension Request”):

(A)                                    not more than 120 nor less than 45 days before the second anniversary date of the Closing Date; and

(B)                                      if the Maturity Date has been already extended to the fourth anniversary of the Closing Date, not more than 120 nor less than 45 days before the third anniversary date of the Closing Date.

(ii)           The Lender may only refuse to agree to an extension of the Maturity Date requested by the Borrower pursuant an Extension Request if (1) a Default or Event of Default has occurred and is then continuing, (2) a Material Adverse Change has occurred since December 31, 2005, or any set of events or circumstances exist or have occurred which would reasonably be expected to cause or result in a Material Adverse Change, or (3) any set of events or circumstances exist or have occurred which would reasonably be expected to have a material adverse effect upon the validity or enforceability of any Loan Document. If the Lender refuses to agree to such extension as permitted hereunder, the Lender shall deliver a notice (“Refusal Notice”) to the Borrower advising the Borrower of such refusal and setting forth the basis for such refusal no later than 15 days prior to (x) the second anniversary date of the Closing Date, in the event the Borrower has delivered to the Lender an Extension Request in accordance with clause (i)(A) above, and (y) the third anniversary date of the Closing Date, in the event the Borrower has delivered to the Lender an Extension Request in accordance with clause (i)(B) above (in either case, as applicable, the “Final Notice Date”). If the Lender does not deliver such Refusal Notice by such date, then the Lender shall be deemed to have agreed to the requested extension.

(iii)          Unless the Lender refuses to agree to a requested extension of the Maturity Date, the Lender shall deliver a confirming written notice thereof to the Borrower (a “Notice of Extension”) no later than the applicable Final Notice Date. Each extension of the Maturity Date effected through this Section 2.1(c) shall be effective as of the delivery to the Borrower of the applicable Notice of Extension or, if such extension is effected as a result of the Lender failing to deliver to the Borrower either a Notice of Extension or a Refusal Notice by the applicable Final Notice Date, as of such Final Notice Date.

(d)           Interest. Subject to the provisions of Section 2.5, the Term Loan shall bear interest as follows:

(i)            Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)           LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(e)           Term Loan Note. The Borrower agrees that, upon the request by the Lender, the Borrower will promptly execute and deliver to the Lender a promissory note of the Borrower evidencing the Term Loan of the Lender, substantially in the form of Schedule 2.1(e), with appropriate insertions as to date and principal amount.

(f)          Maximum Number of LIBOR Rate Loans. No more than five (5) LIBOR Rate Loans may be in effect at any time.  For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

Section 2.2                                   Optional Prepayments.

(a)           The Borrower shall have the right to prepay the Term Loan in whole or in part from time to time; provided, however, that each partial prepayment of the Term Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof. The Borrower shall give three Business Days’ irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Lender. Prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.2 shall be subject to Section 2.12, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Lender, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

(b)           Revocation. When notice of prepayment is delivered in accordance with Section 2.2(a), the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice and such notice shall be irrevocable; provided, however, that if such notice was given in connection with a refinancing or replacement of this Agreement, and such refinancing or replacement does not close for reasons other than the failure of the Borrower to satisfy any of the closing conditions therefor, the Borrower may, subject to Section 2.12, revoke such notice.

Section 2.3                                   Default Rate.

Upon the occurrence, and during the continuance, of an Event of Default, at the discretion of the Lender, the principal of and, to the extent permitted by law, interest on the Term Loan and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Percentage plus 2%).

Section 2.4                                   Conversion Options.

(a)           The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Lender at least three Business Days’ prior irrevocable written notice of such election. A form of Notice of Conversion/Extension is attached as Schedule 2.4. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding

Business Day such portion of the Term Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Term Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b)           Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.4(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such portion of the Term Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.5                                   Computation of Interest, Fees and Payments.

(a)           Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on any portion of the Term Loan bearing interest at the Alternate Base Rate resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change.

(b)           Each determination of an interest rate by the Lender pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower , deliver to the Borrower a statement showing the computations used by the Lender in determining any interest rate.

(c)           Subject to Section 2.6, each payment under this Credit Agreement shall be applied, first, to any fees then due and owing by the Borrower; second, to interest then due and owing by of the Borrower; and, third, to principal then due and owing hereunder by the Borrower, first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period Maturities. Payments made pursuant to Section 2.8 shall be applied in accordance with such section.  All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.13(b)), shall be made to the Lender in immediately available funds at the Lender’s Domestic Lending Office and shall be made in Dollars not later than 12:00 Noon on the date when due.  Any payment received after the foregoing deadlines shall be deemed received on the next Business Day.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business

Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

Section 2.6                                   Allocation of Payments After Exercise of Remedies.

Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies by the Lender pursuant to Section 7.2 (or after the Commitment shall automatically terminate and the Term Loan (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Lender on account of the Borrower Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Lender in connection with enforcing the rights of the Lender under the Credit Documents;

SECOND, to the payment of any fees owed to the Lender;

THIRD, to the payment of all of the Borrower Obligations consisting of accrued interest;

FOURTH, to the payment of the outstanding principal amount of the Borrower Obligations;

FIFTH, to all other Borrower Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses ”FIRST” through “FOURTH” above; and

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

Section 2.7                                   Inability to Determine Interest Rate.

Notwithstanding any other provision of this Credit Agreement, if (i) the Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to the Lender of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Lender shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower at least two Business Days prior to the first day of such Interest Period. If such notice is given (a) any affected LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made, at the sole option of the Borrower, in Dollars as Alternate Base Rate Loans and (b) any affected Loans that on the first day of such Interest Period were to have been converted to or continued as LIBOR Rate Loans shall be converted to or continued, at the sole option of the Borrower, in Dollars as Alternate Base Rate Loans. Until any such notice has been withdrawn by the Lender, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.8                                   Illegality.

(a)           Notwithstanding any other provision herein, if the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority shall make it unlawful for the Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans denominated in Dollars as contemplated by this Credit Agreement (the “Affected Loans”), then the Lender by written notice to the Borrower:

(i)            may declare that Affected Loans will not thereafter (for the duration of such unlawfulness or impossibility) be made by the Lender hereunder, whereupon any request for an Affected Loan shall only be deemed a request for an Alternate Base Rate Loan (unless it should also be illegal for the Lender to provide a Base Rate Loan, in which case such Loan shall bear interest at a commensurate rate to be determined by the Lender, and so long as no Event of Default shall have occurred and be continuing, the Borrower), unless such declaration shall be subsequently withdrawn; and

(ii)           may require that all outstanding Affected Loans, as the case may be, made by it be converted to Alternate Base Rate Loans, in which event all such Affected Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event the Lender shall exercise its rights under clauses (i) or (ii) above with respect to any Affected Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Affected Loans that would have been made by the Lender or the converted Affected Loans of the Lender shall instead be applied to repay the Alternate Base Rate Loans made by the Lender in lieu of, or resulting from the conversion, of such Affected Loans.

(b)           For purposes of this Section 2.8, a notice to the Borrower by the Lender shall be effective as to each such Affected Loan, if lawful, on the last day of the Interest Period currently applicable to such Affected Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.9                                   Deposits Unavailable; Impractibility.

If the Borrower has notified the Lender of its intention to borrow a LIBOR Loan for an Interest Period and the Lender determines (which determination shall be conclusive and binding on the Borrower) that:

(a)           deposits of the necessary amount for such Interest Period are not available to the Lender in the London interbank market or, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b)           the making or funding of LIBOR Loans has become impracticable as a result of any event occurring after the date of this Credit Agreement which, in the opinion of the Lender, materially and adversely affects such Loans or the London interbank market;

then any notice of a LIBOR Loan previously given by the Borrower and not yet borrowed shall be deemed to be a notice to make an Alternate Base Rate Loan.

Section 2.10                            Increased Cost.

The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender from the Borrower in respect of, making or maintaining any LIBOR Rate Loans relating to the adoption of any law, rule or regulation or any change therein or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof. The additional amount required to compensate the Lender for such increased cost or reduced amount shall be payable by the Borrower to the Lender within five days of the Borrower’s receipt of written notice from the Lender specifying such increased cost or reduced amount and the amount required to compensate the Lender therefor, which notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such additional amount, the Lender may use reasonable averaging, attribution and allocation methods. The agreements in this Section 2.10 shall survive the termination of this Credit Agreement and payment of the Borrower Obligations.

Section 2.11                            Increased Capital Costs.

If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any entity controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling entity’s capital as a consequence of the Loans made by the Lender or the commitment hereunder is reduced to a level below that which the Lender or such controlling entity could have achieved but for the occurrence of any such circumstance, then, in any such case, upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling entity for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use reasonable averaging, attribution and allocation methods. The agreements in this Section 2.11 shall survive the termination of this Credit Agreement and payment of the Borrower Obligations.

Section 2.12                            Funding Losses.

The Borrower will indemnify the Lender upon demand against any loss or expense which the Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder (including any prepayment as of the date specified in any notice given by the Borrower to the Lender pursuant to Section 2.2(a), notwithstanding any subsequent revocation of such notice pursuant to Section 2.2(b)), (ii) any failure of the Borrower to borrow a Loan on a date specified therefor in a notice thereof, or (iii) any payment (including any payment upon the Lender’s acceleration of the Loans) or prepayment of any LIBOR Loan on a date other than the last day of the Interest Period for such Loan.

Section 2.13                            Taxes.

(a)           All payments made by the Borrower hereunder or under any Note shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits or any franchise or other tax in lieu thereof (including branch profits or similar taxes) of the  Lender) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Lender as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

(b)           Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 8.5(e) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms prescribed by the Internal Revenue Service) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note. Each other Lender shall provide Borrower with two accurate and complete original signed copies of Internal Revenue Form W-9 or any successor form prescribed by the Internal Revenue Service. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.13(a), but subject to the immediately succeeding sentence, (A) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrower shall not be obligated pursuant to Section  2.13(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.13(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.13(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.13(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

Without limiting the generality of the preceding paragraph, the Borrower shall promptly deliver to the Lender, as the Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such additional documents and forms required by any relevant taxing authorities under the Requirements of Law of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by the Lender under such Requirements of Law in connection with any payment by the Lender of Taxes or Other Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction.

(c)           The Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on the Lender of any additional costs or legal or regulatory burdens deemed by the Lender in its sole discretion to be material.

(d)           If the Borrower pays any additional amount pursuant to this Section 2.13 with respect to the Lender, the Lender shall use commercially reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment. In the event that the Lender receives such a refund or credit, the Lender shall pay to the Borrower an amount that the Lender reasonably determines is equal to the net tax benefit obtained by the Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to the Lender pursuant to this Section 2.13, then the Lender shall upon request provide a certification that the Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.13 shall require the Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.13(d) to the Borrower or any other party.

(e)           To the extent that no Default or Event of Default has occurred or is continuing, no Lender who becomes a party to this Credit Agreement by accepting an assignment of an interest herein from another Lender shall be entitled to receive any additional amounts pursuant to this Section 2.13 in excess of the amounts that would have been payable to the assignor Lender prior to such assignment.

(f)            The agreements in this Section 2.13 shall survive the termination of this Credit Agreement and the payment of the Borrower Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Borrower hereby represents and warrants to the Lender that:

Section 3.1                                   Existence.

The Borrower is a corporation duly formed, validly existing and in good standing (to the extent such concept exists) under the laws of its jurisdiction of incorporation, has all requisite power and authority, and the legal right, to own, operate and lease its properties and to carry on the business in which it is engaged or presently proposes to engage, and is duly qualified or licensed under the laws of each jurisdiction where it is required to be so qualified or licensed except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change, and is in compliance with all Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 3.2                                   Power and Authorization; Enforceable Obligations.

The Borrower has all requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to borrow the Loans hereunder. The Borrower has taken all necessary corporate and legal action to authorize the borrowings hereunder on the terms and conditions of this Credit Agreement and the other Credit Documents to which it is a party and to authorize the execution, delivery and performance of this Credit Agreement and the other Credit Documents to which it is a party. Each of the Credit Agreement and the other Credit Documents have been executed and delivered by a duly authorized officer of the Borrower. This Credit Agreement constitutes, and upon execution thereof, each other Credit Document will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity and an implied covenant of good faith.

Section 3.3                                   No Legal Bar to Loans.

The execution, delivery and performance of this Credit Agreement and the other Credit Documents by the Borrower will not violate any provision of any existing law, treaty or regulation or of any order, judgment, award or decree of any court, arbitrator or Governmental Authority or of any Requirement of Law or Contractual Obligation applicable to the Borrower and will not result in the creation or imposition of any Lien on any of the material properties or assets of the Borrower pursuant to the provisions of any such Requirement of Law or Contractual Obligation except, to the extent such violation or Lien could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 3.4                                   Financial Information; Disclosure, etc.

The Periodical SEC Reports of the Borrower and the related statements of income, shareholders’ equity and cash flows for any applicable period, copies of which have heretofore been furnished to the Lender, present fairly in all material respects the financial condition of the Borrower as of the end of such period. All financial statements included therein, including the related schedules and notes, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since December 31, 2005, there has been no Material Adverse Change.

Section 3.5                                   Licenses, Permits, etc.

No material authorizations, licenses and permits of any Governmental Authority are required or necessary for the conduct of the business of the Borrower as now conducted or proposed to be conducted by it except for such authorizations, licenses and permits (i) as have been obtained and are in full force and effect, or (ii) the failure to have obtained which could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Change.

Section 3.6                                   Tax Returns and Payments.

The Borrower has filed all tax returns and information statements required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon or in respect of any of its properties, assets, income, licenses or franchises, other than those not yet delinquent, those not substantial in aggregate amount, those being or about to be contested and those the failure of which to pay could not reasonably be expected to cause a Material Adverse Change. The charges, accruals and reserves on the books of the Borrower in respect of its taxes are adequate in the opinion of the Borrower, and the Borrower knows of no unpaid assessment for additional taxes material in amount or of any reasonable basis therefor. No tax liens have been filed, and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

Section 3.7                                   Title to Properties; Liens.

The Borrower and the Subsidiaries have sufficient title to all of their material properties and assets for the conduct of their respective business as presently conducted and proposed to be conducted by them. The Borrower and the Subsidiaries enjoy quiet possession under all material real property leases to which it is a party as lessee, and all of its material leases are valid, subsisting and in full force and effect.

Section 3.8                                   Litigation, etc.

Except as disclosed in the Periodical SEC Reports of the Borrower or in any report on Form 8-K filed by the Borrower with the SEC, there is no action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened (or any basis therefor known to the Borrower) which questions the validity of this Credit Agreement or the other Credit Documents executed in connection herewith, or any action taken or to be taken pursuant hereto or thereto, or which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

Section 3.9                                   No Default.

No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in violation of any Requirement of Law or any term of any Contractual Obligation applicable to the Borrower or such Subsidiary, the violation of which could reasonably be expected to cause a Material Adverse Change. Without limiting the scope of the foregoing, the Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Laws, the violation of which could be reasonably expected to cause a Material Adverse Change.

Section 3.10                            Governmental and Other Consents.

The Borrower is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution and delivery of, and performance under, this Credit Agreement and the other Credit Documents, unless the failure to do so could not reasonably be expected to cause a Material Adverse Change.

Section 3.11                            Regulation U, etc.

Except for systematic stock repurchase programs from time to time conducted by the Borrower, none of the proceeds of the Loans will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate Regulation T, Regulation U, Regulation X, or any other regulation of the Board of Governors of The Federal Reserve System or the Exchange Act.

Section 3.12                            Investment Company Act; Other Regulations.

The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal, state or other statute or regulation which limits its ability to incur Indebtedness.

Section 3.13                            Compliance with ERISA.

Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an unfunded current liability within the meaning of Section 412(1)(8) of the Code; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made, neither the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Borrower); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part I of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its ERISA Affiliates to all Plans which are multi-employer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the Closing Date would not result in a Material Adverse Change on the financial condition of the Borrower; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan. Anything in this Section 3.13 to the contrary notwithstanding, the representations herein are qualified by the uncertainty created by conflicting federal court decisions as to whether cash balance pensions plans violate ERISA; however, there are no actions, suits or claims pending or, to the best knowledge of the Borrower, threatened or anticipated (other than routine claims for benefits) against the Borrower or the cash balance pension plan maintained by the Borrower.

Section 3.14                            Environmental Matters.

To the best knowledge of the Borrower, except as disclosed in the Periodical SEC Reports of the Borrower or in any report on Form 8-K filed by the Borrower with the SEC, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated (within the meaning of any Environmental Law) by the Borrower or any of its Subsidiaries (the “Properties”), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change:

(a)           The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Laws.

(b)           The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair salable value of any thereof.

(c)           Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower any such notice.

(d)           Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location in violation of any Environmental Laws.

(e)           There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

Section 3.15                            Material Subsidiaries.

Set forth on Schedule 3.15 is a complete and accurate list of all Material Subsidiaries of the Borrower as of the Closing Date together with, for each such Material Subsidiary, (i) the jurisdiction of incorporation of each Subsidiary and (ii), as to any such Subsidiary, the percentage ownership in such Subsidiary held directly or indirectly by the Borrower and each of its other Subsidiaries.

Section 3.16                            Compliance with Trading with the Enemy Act, OFAC Rules and Regulations and Patriot Act.

(a)           Neither the Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither the Borrower nor any or its Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act (as defined in Section 8.18). The Borrower (A) is not a blocked person described in section 1 of the Anti-Terrorism Order nor (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(b)           None of the Borrower, any of its Subsidiaries or any of their Affiliates (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1                                   Conditions to Closing Date and Term Loans.

The obligation of the Lender to make the Term Loan on the Closing Date is subject to the prior or concurrent satisfaction of the following conditions:

(a)           Execution of Agreement. The Lender shall have received (i) counterparts of this Credit Agreement and (ii) a Note (if requested by the Lender) conforming to the requirements of this Credit Agreement, each executed by a duly authorized officer of the Borrower (and in the case of the Credit Agreement, also by a duly authorized officer of the Lender).

(b)           Authority Documents. The Lender shall have received the following:

(i)            Articles of Incorporation. Copies of the certificate of incorporation or other charter documents, as applicable, of the Borrower certified (A) by the secretary or an assistant secretary of the Borrower (or a Responsible Officer thereof if there is no secretary or assistant secretary of the Borrower) (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii)           Resolutions. Copies of resolutions of the board of directors or comparable managing body of the Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iii)          Bylaws. A copy of the bylaws or comparable operating agreement (if such document exists in accordance with applicable Requirements of Law) of the Borrower certified by a secretary or assistant secretary of the Borrower (or a Responsible Officer thereof if there is no secretary or assistant secretary of the Borrower) (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iv)          Good Standing. Copies of (i) certificates of good standing, existence or its equivalent (if such document exists in accordance with applicable Requirements of Law) with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to result in a Material Adverse Change on the business or operations of the Borrower and the Subsidiaries in such state and (ii) a certificate (if such document exists in accordance with applicable Requirements of Law) indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v)           Incumbency. An incumbency certificate of the Borrower certified by a secretary or assistant secretary (or a Responsible Officer thereof if there is no secretary or assistant secretary of the Borrower) (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) to be true and correct as of the Closing Date.

(c)           Legal Opinions of Counsel. The Lender shall have received opinions of counsel for the Borrower, dated the Closing Date and addressed to the Lender.

(d)           Officer’s Certificate. The Lender shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (i) no Default or Event of Default exists, (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct, and (iii) the Borrower is in compliance with each of the financial covenants set forth in Section 6.6, as demonstrated by covenant calculations on a schedule attached thereto.

(e)           Account Designation Letter. The Lender shall have received the executed Account Designation Letter in the form of Schedule 1.1 hereto.

(f)            Solvency Certificate. The Lender shall have received an officer’s certificate for the Borrower prepared by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower, in each case after giving effect to the borrowing of the Term Loan on the Closing Date, in substantially the form of Schedule 4.1(f) hereto.

(g)           Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 2005.

(h)           Financial Statements. The Lender shall have received copies of the financial statements referred to in Section 3.4 hereof, each in form and substance satisfactory to it.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect, and until no Note (if any) remains outstanding and unpaid and the Borrower Obligations have been paid in full, the Borrower will:

Section 5.1                                   Financial Information.

Furnish to the Lender:

(a)           As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, the Borrower’s Form 10-Q containing the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly fiscal period and statements of earnings and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such period, certified by a Responsible Officer of the Borrower;

(b)           as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower’s Form 10-K containing a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries on a consolidated basis, including balance sheets of the Borrower and its Subsidiaries on a consolidated basis as of the end of such fiscal year and statements of earnings and cash flow on a consolidated basis for such fiscal year, in each case certified by the Borrower’s independent public accountants;

(c)           concurrently with the delivery of the financial statements described in paragraphs (a) and (b), a certificate from a Responsible Officer of the Borrower certifying whether there exists any Default or Event of Default, and setting forth the Leverage Ratio and the Fixed Charge Coverage Ratio as of the end of the period covered by such financial statements;

(d)           promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

(e)           such other information with respect to the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Lender may from time to time reasonably request.

Any of the above documents that are filed electronically by the Borrower with the SEC shall be deemed to have been provided to the Lender on the date the same are available on EDGAR.

Section 5.2                                   Use of Proceeds.

Use the proceeds of the Term Loan for the general corporate purposes of the Borrower, including, without limitation, the repurchase of its shares.

Section 5.3                                   Payment of Obligations.

If and to the extent the failure to do so could reasonably be expected to cause a Material Adverse Change, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower; and cause each of its Subsidiaries so to do.

Section 5.4                                   Conduct of Business and Maintenance of Existence.

(a)           Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change).

(b)           Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 5.5                                   Insurance.

Maintain on a consolidated basis, adequate insurance coverage on all its properties, with financially sound and reputable insurance companies.

Section 5.6                                   Books and Records.

Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

Section 5.7                                   Notices.

Promptly, upon gaining actual knowledge thereof, give notice to the Lender of:

(a)           the occurrence of any Default or Event of Default, and

(b)           any Material Adverse Change; provided, however, that the Borrower shall not be required to give notice under this paragraph (b) unless such change requires the Borrower to file a report on Form 8-K with the SEC.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) the Borrower proposes to take with respect thereto.

Section 5.8                                   Payment of Taxes.

If and to the extent the failure to do any of the following could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change, pay and discharge, and cause each Subsidiary to pay and discharge, prior to their becoming delinquent, all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, that neither the Borrower nor any Subsidiary will be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings or other appropriate actions diligently conducted and if the Borrower or any such Subsidiary shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Borrower and its independent public accountants.

Section 5.9                                   Further Assurances.

From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as the Lender may reasonably request, for the purposes of implementing or effectuating the provisions of the Credit Documents. Upon the exercise by the Lender of any power, right, privileges or remedy pursuant to the Credit Documents, which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from such Borrower for such governmental consent, approval, recording, qualification or authorization.

Section 5.10                            No Dividend Restrictions.

No Material Subsidiary of the Borrower is a party to, nor will any wholly-owned Material Subsidiary of the Borrower become a party to, any agreement prohibiting or restricting the payment of dividends.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect, and until no Note (if any) remains outstanding and unpaid and the Borrower Obligations have been paid in full, that:

Section 6.1                                   Limitation on Liens.

The Borrower will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following:

(a)           Liens existing on the date hereof, which are reflected in the balance sheet referred to in Section 3.4 hereof or the footnotes thereto, or listed in Schedule 6.1 hereof, and renewals, extensions and continuations thereof, provided that such renewals, extensions and continuations shall not (i) increase the Indebtedness secured thereby or (ii) extend the coverage thereof beyond the original coverage of such Lien;

(b)           Liens for taxes, assessments or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings; Liens in connection with workers’ compensation, unemployment insurance or other social security obligations; Liens securing the performance of bids, tenders, contracts, surety and appeal bonds; Liens to secure progress or partial payments and other Liens of like nature arising in the ordinary course of business; mechanics’, workmen’s, materialmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; and other Liens arising in the ordinary course of business and incidental to the conduct of the business of the Borrower or such Subsidiary or to the ownership of its properties or assets, which were not incurred in connection with the borrowing of money and which do not materially detract from the value of the properties or assets of the Borrower or materially affect the use thereof in the operation of its business;

(c)           Liens in respect of judgments and awards to the extent that such judgments or awards are being contested in good faith and adequate insurance or appropriate reserves are maintained with respect thereto on the books of the Borrower to the extent required by GAAP and so long as execution is not levied thereunder;

(d)           Liens on any property acquired after the date hereof, which Liens existed when such property was acquired, and extensions and renewals of such Liens; provided that no such extension or renewal shall increase the aggregate amount of Indebtedness secured thereby, nor add to the property subject to such Lien;

(e)           any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset; provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition or completion of the improvement thereof;

(f)            other Liens incurred by the Borrower in the ordinary course of its business, provided that the aggregate amount of Indebtedness secured by all Liens permitted by this clause (f) shall not exceed $20,000,000 in the aggregate;

(g)           zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operations, business or prospects of the Borrower or its Subsidiaries; and

(h)           Liens on the property or assets of any Subsidiary in favor of the Borrower or any Subsidiary.

It being agreed that nothing in this Section 6.1 shall be deemed to directly or indirectly limit any lien that the Borrower or any of its Subsidiaries may grant to any other Person on any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) owned thereby to the extent such limitation could result in the view that the Borrower Obligations hereunder are directly or indirectly secured by such margin stock.

Section 6.2                                   Dissolutions and Mergers.

The Borrower shall not merge into or consolidate with or into any corporation or entity, unless, after giving effect to such merger or consolidation (a) the Borrower is the surviving corporation, and (b) no Default or Event of Default has occurred and is continuing or would result therefrom.

Section 6.3            Disposition of Assets.

The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, sell, assign, lease, transfer or dispose all or any portion of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person in a single transaction or in a series of transactions, except for

(a)           any Sale in the ordinary course of business; and

(b)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Sales of assets with an aggregate book value not exceeding 10% of the consolidated assets of the Borrower and its Subsidiaries (as determined in accordance with GAAP and this Section 6.3) as of the end of the most recently concluded Fiscal Year; provided that, for purposes of this paragraph (b):

(i)            any shares of Capital Stock of a Subsidiary that are subject to a Sale shall be valued at the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Capital Stock of such Subsidiary issued or disposed of by the Borrower and such Subsidiary in such Sale and the denominator is the aggregate number of shares of Capital Stock of such Subsidiary outstanding immediately prior to such Sale; and

(ii)           any Sale by any Subsidiary to the Borrower of a wholly-owned Subsidiary.

It being agreed that nothing in this Section shall be deemed to directly or indirectly limit any sale by the Borrower or any of its Subsidiaries to any other Person of margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) to the extent such limitation could result in the view that the Borrower Obligations hereunder are directly or indirectly secured by such margin stock.

Section 6.4                                   Conduct of Business.

The Borrower shall not make or permit to be made any material change in the character of its business as carried on at the Closing Date.

Section 6.5                                   Compliance with Federal Reserve Regulations.

Except for systematic stock repurchase programs from time to time conducted by the Borrower, the Borrower shall not use any part of the proceeds of any credit extended under this Credit Agreement or the other Credit Documents to purchase or carry, or to reduce or retire any Indebtedness incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to any Person for the purpose of purchasing or carrying any margin stock.

Section 6.6            Financial Covenants.

The Borrower will not permit (a) the Leverage Ratio to exceed at any time 3.25 to 1.00 or (b) the Fixed Charge Coverage Ratio to be less than at any time 2.00 to 1.00.

Section 6.7            Subsidiary Indebtedness.

No Subsidiary, other than IMS AG or IMS Japan K.K., will create, incur, assume, or suffer to exist any Indebtedness (other than intercompany Indebtedness) that, when totaled with all other Indebtedness of the Subsidiaries, other than IMS AG or IMS Japan K.K., is in excess of $50,000,000; provided that IMS Japan K.K. and IMS AG, collectively, may not incur Indebtedness (other than intercompany Indebtedness and up to JPY 34.395 billion (roughly equal to $300,000,000 at current JPY/USD exchange rates) of Indebtedness evidenced by private placement notes issued by IMS Japan K.K.) in an aggregate amount in excess of $500,000,000.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1            Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)           The Borrower shall fail to pay (i) any principal on any Note when due in accordance with the terms thereof or hereof; or (ii) any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof, and such failure shall continue unremedied for five (5) days; or

(b)           Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

(c)           (i) The Borrower shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.1, 5.2, 5.4(a), Section 5.7 or Article VI hereof; or (ii) the Borrower shall default on any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument between the Borrower and the Lender or executed by the Borrower in favor of the Lender (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply continues for thirty (30) days of its occurrence after the earlier of a Responsible Officer becoming aware of such default or the receipt by the Borrower of written notice of such default from the Lender; or

(d)           The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness of the Borrower or any of its Subsidiaries (other than the Notes) in a principal amount outstanding of at least $10,000,000 in the aggregate beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness of the Borrower or any of its Subsidiaries in a principal amount outstanding of at least $10,000,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in the case of clauses (i) or (ii) above, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(e)           The Borrower or any Material Subsidiary shall (i) become insolvent or generally fail to pay, or admit in writing its ability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Material Subsidiary or any substantial part of the property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Material Subsidiary or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Material Subsidiary and, if any such case or proceeding shall be consented to or acquiesced in by the Borrower or any Material Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing; or

(f)            Any judgment or order shall be entered against the Borrower or any of the Material Subsidiaries involving a liability (to the extent not covered by insurance) of $10,000,000 or more and such judgment or order shall not be paid or otherwise satisfied, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)           Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a foreign pension plan has not been timely made or the Borrower, any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401 (a)(29), 4971, 4975 or 4980 of the Code (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability, and (iii) which Lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Lender will cause a Material Adverse Change; or

(h)           There shall occur a Change of Control.

Section 7.2            Acceleration; Remedies.

Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Term Loan (with accrued interest thereon), and all other Borrower Obligations under the Credit Documents shall immediately become due and payable, and (b) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable in their entirety.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Amendments and Waivers.

Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 8.1. The Lender may (a) enter into with the Borrower written amendments, consents, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences. No such amendment, consent, supplement, or modification or waiver shall be effective unless made pursuant to a writing duly executed by the Lender and the Borrower, and each such amendment, consent, supplement, modification or waiver shall be binding upon the Borrower and the Lender and all future holders of the Notes (if any) and the Borrower Obligations.

In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the outstanding Term Loan and the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 8.2            Notices.

Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein,

(c) the Business Day immediately following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:	IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut 06284
Attention: Jeff Ford, Treasurer
Facsimile: (203) 319-4533
Telephone: (203) 319-4527

The Lender:	Fortis Capital Corp.
101 Hudson Street, 21st Floor
Jersey City, New Jersey 07302
Attention: Marlene Purrier-Ellis
Facsimile: (201) 631-8181
Telephone: (201) 631-8187

with copies to:

Fortis Capital Corp.
Two Embarcadero Center, Suite 1330
San Francisco, California 94111
Attention: Timothy P. Streb, Managing Director
Facsimile: (415) 283-3013
Telephone: (415) 283-3005

Section 8.3            No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 8.4            Payment of Expenses and Taxes.

The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, and (c) on demand, to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender and its Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Lender or any Affiliate thereof with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Lender or any such Affiliate, as determined by a court of competent jurisdiction. The Borrower shall not be required to indemnify any Indemnified Party for any amount paid or payable to any Indemnified Party in the compromise or settlement of any action, proceeding or investigation without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Party of notice of its involvement in any action, proceeding or investigation, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Borrower under this Credit Agreement, promptly notify the Borrower in writing of such involvement. Failure by the Indemnified Party to so notify the Borrower shall not relieve the Borrower from the obligation to indemnify the Indemnified Party under this Credit Agreement except to the extent that the Borrower suffers actual prejudice as a result of such failure, and shall not relieve the Borrower from its obligation to provide reimbursement and contribution to the Indemnified Party. It is acknowledged and agreed that each Indemnified Party shall cooperate with the Borrower in good faith to coordinate a mutual defense strategy and to enter into joint defense agreements and will use commercially reasonable efforts to minimize the costs thereof including, without limitation, (i) the delivery of periodic updates with respect to legal and other expenses incurred, (ii)  limiting the engagement of legal counsel to one law firm at any one time (excluding local counsel which may be engaged as deemed necessary by the Indemnified Party) and (iii) the taking of such other measures in connection therewith as may be reasonably requested by the Borrower. The agreements in this Section 8.4 shall survive repayment of the Loans and the Borrower Obligations.

Section 8.5            Successors and Assigns; Participations; Purchasing Lenders.

(a)           This Credit Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of the Lender; except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.2 of this Credit Agreement.

(b)           The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in the Term Loan owing to the Lender or any other interest of the Lender hereunder. In the event of any such sale by the Lender of participating interests to a Participant, the Lender’s obligations under this Credit Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note (if any) for all purposes under this Credit Agreement, and the Borrower shall continue to deal solely and directly with Lender in connection with the Lender’s rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant’s rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation.

(c)           The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Affiliate or Related Fund thereof and, so long as no Event of Default has occurred and is continuing (in which event the Borrower’s consent shall not be required), with the consent of the Borrower, such consent not to be unreasonably withheld, to one or more additional banks or financial institutions or entities (“Purchasing Lenders”), all or any part of its rights and obligations under this Credit Agreement in minimum amounts of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; provided that no such assignment may be made to any Person engaged in the same line of business as the Borrower.

(d)           The Borrower authorizes Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in the Lender’s possession concerning the Borrower and its Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 8.13.

(e)           The Borrower authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in the Lender’s possession concerning the Borrower and its Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 8.13.

(f)            At the time of each assignment pursuant to this Section 8.5 to a Person which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee lender shall provide to the Borrower and the Lender the appropriate Internal Revenue Service Forms described in Section 2.13(b).

(g)           Nothing herein shall prohibit the Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

Section 8.6            Set-off.

The Borrower hereby grants to the Lender, a lien, security interest, and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the parent company of the Lender, and its successors and assigns or in transit to any of them. At any time after an Event of Default, without demand or notice, the Lender, to the extent permitted by applicable law, may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE TERM LOAN, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

Section 8.7            Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 8.8            Counterparts.

This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

Section 8.9            Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10         Integration.

This Credit Agreement and the other Credit Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower or the Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 8.11         Governing Law.

This Credit Agreement and, unless otherwise specified therein, each other Credit Document and the rights and obligations of the parties under this Credit Agreement and such other Credit Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 8.12         Consent to Jurisdiction and Service of Process.

The Borrower consents, for itself and in connection with its properties to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of the Credit Agreement, any Note or any of the other Credit Documents. The Borrower irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower to be effective and binding service to the fullest extent permitted by applicable law. The Borrower and the Lender irrevocably waive, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.

Section 8.13         Confidentiality.

The Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel) any information (the “Information”) with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lender in writing as confidential or as to which it is otherwise reasonably clear such Information is not public, except that the Lender may disclose any such Information (a) as has become generally available to the public other than by a breach of this Section 8.13, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to the Lender, (d) to (i) any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 8.5, provided that such prospective Transferee shall have been made aware of this Section 8.13 and shall have agreed in writing to be bound by its provisions as if it were a party to this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications and (f) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Hedging Agreement.

Section 8.14         Acknowledgments.

The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)           the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Credit Agreement and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c)           no joint venture exists among the Borrower and the Lender.

Section 8.15         Waivers of Jury Trial.

THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.16         Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the

Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 8.17         USA Patriot Act Notice.

The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with Act.

Section 8.18         Binding Effect; Further Assurances.

This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 4.1 have been satisfied and when it shall have been executed by the Borrower and the Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, together with their respective successors and assign.

Section 8.19         Interest Rate Limitations.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents (including any payment that may be considered interest under applicable Requirements of Law) shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans owing by the Borrower or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Borrower Obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

COMPANY:	IMS HEALTH INCORPORATED,
a Delaware corporation,

By:
Name: Robert Steinfeld
Title: Senior Vice President, General Counsel and Corporate Secretary

By:
Name: Jeffrey J. Ford
Title: Vice President and Treasurer

LENDER:
FORTIS CAPITAL CORP.

By:
Name:
Title:

By:
Name:
Title: